                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12

                     RODMAN & RENSHAW CAPITAL GROUP, INC.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                     RODMAN & RENSHAW CAPITAL GROUP, INC.
- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                            120 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 977-7800

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 7, 1995

TO THE STOCKHOLDERS OF RODMAN & RENSHAW CAPITAL GROUP, INC.:


     The Annual Meeting of Stockholders (the "Annual Meeting") of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 7, 1995, at 9:00 A.M., Central Standard Time, in the Metropolitan Club Oak Room on the 66th floor of the Sears Tower, 233 West Wacker Drive, Chicago, Illinois, for the following purposes:

     1. To elect 15 directors to serve until the next Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company and its subsidiaries for the December 31, 1995 fiscal year.

     3. To transact such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

     Holders of record of Common Stock of the Company at the close of business on May 2, 1995 will be entitled to notice of and will be eligible to vote on all matters presented at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for inspection at the Company's executive offices beginning ten days prior to the Annual Meeting. The Company's executive offices currently are located at 120 S. LaSalle St., Chicago, Illinois, 60603. As of May 30, 1995, the executive offices will be located in the Sears Tower, 233 West Wacker Drive, Chicago, Illinois 60606.

                                By order of the Board of Directors,

                                James D. Van De Graaff
                                Secretary

May 5, 1995

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT SUCH MEETING. YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                            120 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 977-7800

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                                  June 7, 1995

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 7, 1995, at 9:00 A.M., Central Standard Time, in the Metropolitan Club Oak Room on the 66th floor of the Sears Tower, 233 West Wacker Drive, Chicago, Illinois, and any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting. These proxy materials are being mailed on or about May 5, 1995 to holders of record of the Company's Common Stock at the close of business on May 2, 1995.

     A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission to the Secretary of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder, or, if no instructions are indicated, will be voted FOR the slate of directors who have been nominated to the Board of Directors for a term ending at the next annual meeting, FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the December 31, 1995 year and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.09 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of April 21, 1995, there were 6,645,802 shares of Common Stock issued and outstanding. As of the same date, there were no shares of Preferred Stock issued and outstanding.

     Holders of record of the Company's Common Stock at the close of business on May 2, 1995 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each holder of Common Stock is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Inasmuch as each share of Common Stock is entitled to one vote, the total voting power of all such outstanding shares of Common Stock as of April 21, 1995 was therefore 6,645,802 votes.

     Holders of Common Stock may not cumulate their votes in the election of directors. Therefore, holders of Common Stock entitled to exercise more than 50% of the voting rights are able to elect all of the directors to be elected at the Annual Meeting, to ratify the appointment of independent auditors and to cast a sufficient number of votes to control the affairs of the Company subject to a vote of stockholders. Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero ("Abaco"), which holds approximately 67% of the outstanding Common Stock, has advised the Company that it intends to vote its shares for the election of the nominees described under the caption "Proposal 1 - Election of Directors" and for ratification of the appointment of Coopers & Lybrand L.L.P.

     The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum. Election of a director requires the affirmative vote of the holders of a plurality of the Common Stock present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the 15 persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes and broker non-votes will not affect the outcome, except that they will count in determining the presence of a quorum.

     With respect to the proposal to ratify the appointment of Coopers & Lybrand L.L.P., a stockholder may mark the accompanying form of proxy to (i) vote for the proposal, (ii) vote against the proposal or (iii) abstain from voting on the proposal. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the matter is required for approval of the proposal. Broker non-votes and proxies marked to abstain from voting with respect to the proposal will have the legal effect of voting against the proposal.

     The following table sets forth information as of April 21, 1995 concerning the beneficial ownership of the Company's Common Stock by (i) each stockholder owning more than 5% of the outstanding Common Stock, (ii) each director of the Company and each nominee for election as director; (iii) each of the named executive officers (as listed in the Summary Compensation Table below) and (iv) all current directors and executive officers of the Company as a group.

                                                       Amount and
                                                       Nature of
                                                       Beneficial        Percent
Identity of Holder                                   Ownership (1)       of Class (2)
- ------------------                                   -------------       ------------
Abaco(3)  . . . . . . . . . . . . . . . . . . . .       4,431,968          66.69%
Montes Rocallosos
505 Sur, Residential San Agustin, 66260
Garza Garcia, N.L. Mexico

Scott H. Lang(4)  . . . . . . . . . . . . . . . .           8,890           *
Suite 1600
525 West Monroe St.
Chicago, Illinois 60661

The business address for each of the following persons until the close of business on May 26, 1995 is:

Rodman & Renshaw, Inc.
120 S. LaSalle Street
Chicago, Illinois 60603

Beginning May 30, 1995, their business address will be:

Rodman & Renshaw, Inc.
Sears Tower
233 West Wacker Drive
Chicago, Illinois 60606

Alexander C. Anderson(5) ...............                                   O                     --
Paul C. Blackman .......................                               4,650                     *
Peter Boneparth ........................                               5,000                     *
Eduardo Camarena Legaspi(5) ............                                   O                     --
Charles W. Daggs, III ..................                                   O                     --
Jorge Antonio Garcia Garza(5) ..........                                   O                     --
Francis L. Kirby .......................                                   O                     --
Jorge Lankenau Rocha(5) ................                                   O                     --
Thomas E. Meade ........................                                   O                     --
Richard Pigott .........................                                 500                     *
Keith F. Pinsoneault ...................                                   O                     --
Federico Richardson Lamas(5) ...........                                   O                     --
David S. Ruder .........................                              10,000                     *
Joseph P. Shanahan(5) ..................                                   O                     --
David H. Shulman .......................                              10,400                     *
Frederick G. Uhlmann ...................                              10,013                     *
All current directors and executive
 officers as a group (18 persons)(5) ...                              45,563                     *

- -------------------
* Less than 1 %

(1) Includes 12,950 shares of Common Stock subject to stock options vested under the Company's Incentive Stock Option Plan adopted in 1983, as amended and restated in 1988, and as amended in 1991, and exercisable within 60 days after April 21, 1995, as follows: Mr. Blackman, 4,650; Mr. Shulman, 5,400; Mr. Uhlmann, 2,900.

(2) Pursuant to the requirements of Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, percentage ownership is calculated as if the shares subject to immediately exercisable stock options (including options which become exercisable within 60 days) held by the persons identified in the above table had been issued to them and were outstanding as of April 21, 1995.

(3) Abaco also has the right to acquire Common Stock from the Company if the Company issues stock and the result is that Abaco beneficially owns less than 51% of the total voting power of the Company's stock. Abaco Grupo Financiero, S.A. de C.V., the parent company of Abaco, also is deemed the beneficial owner of Abaco's Common Stock.

(4) Mr. Lang is no longer employed by the Company. This figure is based upon Company records and stock transfer agent records.

(5) Not included are shares held by Abaco, of which the referenced person is a director and/or officer or with which the referenced person is otherwise affiliated.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

     At the Annual Meeting, 15 directors will be elected to hold office until the next annual meeting and until their successors have been elected and have qualified. The nominees are listed below with brief biographies. The terms of all current directors will expire at the Annual Meeting.

     Should any nominee become unable or unwilling to accept the nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a nominee designated by the Board of Directors. At present, it is not anticipated that any nominee will not be a candidate.

     The following table sets forth the age, current positions with the Company, period of service as a director and business experience for the past five years for all of the directors of the Company, each of whom is a nominee for re-election:

                                                     Age, Business Experience and
Name                                                 Other Directorships
- ----                                                 ----------------------------
Alexander C. Anderson                                Age 48; Director since April 11, 1994; Research
                                                     Director of Abaco since 1989.

Paul C. Blackman                                     Age 54; Director, Executive Vice President of
                                                     the Company since April 11, 1994 and Managing
                                                     Director of Retail Sales for Rodman & Renshaw,
                                                     Inc., the Company's principal subsidiary
                                                     ("Rodman"); Senior Vice President of the Company
                                                     from 1993 to 1994; Senior Vice President of Dean
                                                     Witter Reynolds Inc., a financial services firm,
                                                     from 1990 to 1993.

Peter Boneparth                                      Age 35; Director since April 25, 1995; Managing
                                                     Director of Investment Banking for Rodman since
                                                     March 28, 1995; Managing Director of Investment
                                                     Banking for Mabon Securities Corp., a financial
                                                     services firm, from 1989 to March 28, 1995. Mr.
                                                     Boneparth also serves as a director of Marissa
                                                     Christina, Inc.

Eduardo Camarena Legaspi                             Age 44; Director since 1993; Chief Executive
                                                     Officer of Abaco from 1991 to 1995; Director of
                                                     Abaco from 1985 to 1995; Director of Abaco Grupo
                                                     Financiero, S.A. de C.V., parent company of
                                                     Abaco ("Parent") since 1992 and Director of
                                                     Confia, S.A., Institucion de Banca Multiple,
                                                     Abaco Grupo Financiero, Parent's commercial bank
                                                     subsidiary ("Confia, S.A."), since 1991.

Charles W. Daggs, III                                Age 47; Director, President and Chief Executive
                                                     Officer of the Company and President of Rodman
                                                     since April 11, 1994; Senior Managing Director,
                                                     Bear Stearns & Co., Incorporated, a financial
                                                     services firm, from 1991 to 1994; Chairman and
                                                     Chief Executive Officer of Sutro & Co.
                                                     Incorporated, a financial services firm, from
                                                     1986 to 1990.

Jorge Antonio Garcia Garza                           Age 33; Director since 1993; General Counsel,
                                                     Secretary of the Board of Directors of Parent
                                                     since 1992; General Counsel of Abaco since 1985
                                                     and Secretary of Abaco's Board of Directors
                                                     since 1986; General Counsel of Confia, S.A. since
                                                     1992, Secretary of the Board of Directors of
                                                     Confia, S.A. since 1993 and Director of Confia,
                                                     S.A. since 1991.

Francis L. Kirby                                     Age 50; Director since September 8, 1994; Executive
                                                     Vice President of the Company since June 24, 1994;
                                                     Senior Vice President of Oppenheimer & Co., Inc.,
                                                     a financial services firm, from May 1993 to June
                                                     1994; Director and Executive Vice President of the
                                                     Company from 1978 to 1993.

Jorge Lankenau Rocha                                 Age 51; Chairman of the Board of the Company and
                                                     Director since 1993; Chairman of the Board of Parent
                                                     since 1992 and of Abaco since 1985; Chief Executive
                                                     Officer of Abaco from 1985 to 1991; Chairman of the
                                                     Board and Chief Executive Officer of Confia, S.A.
                                                     since 1991.

Thomas E. Meade                                      Age 54; Director since March 18, 1994; Founder and
                                                     President of Private Capital Management, Inc., an
                                                     investment management firm, since 1993; President of
                                                     Fidelity Brokerage, a securities brokerage firm, from
                                                     1992 to 1993; President of Kemper Securities/Boettcher,
                                                     a securities brokerage firm, from 1988 to 1992.

Richard Pigott                                       Age 54; Director since March 18, 1994; corporate
                                                     merger and acquisition advisor and private investor
                                                     since 1988. Mr. Pigott also serves as a Director of
                                                     Ameriwood Industries International Corporation.

Keith F. Pinsoneault                                 Age 47; Director since November 17, 1994; Executive Vice
                                                     President of the Company since June 1, 1994 and Chief
                                                     Operating Officer of the Company since September 8, 1994;
                                                     Senior Portfolio Manager for Harris Bretall Sullivan &
                                                     Smith from 1991 to June 1994; Portfolio Manager for
                                                     McCullough Andrews & Cappiello from 1990 to 1991 .

Federico Richardson Lamas                            Age 33; Director since April 25, 1995; National Sales
                                                     Manager of Abaco since March, 1995; investment advisor
                                                     with Abaco since 1986; Director of Confia, S.A. beginning
                                                     in 1995.

David S. Ruder                                       Age 65; Director since 1993; Professor of Law, Northwestern
                                                     University School of Law; partner with Baker & McKenzie, an international law firm, from 1990 to 1994 and Senior Counsel since 1994; Chairman of the Securities and Exchange Commission
                                                     from 1987 to 1989. Member of the Board of Governors of the
                                                     National Association of Securities Dealers, Inc., from 1990 to 1993. Mr. Ruder also serves as a Director of Quixote
                                                     Corporation.

Joseph P. Shanahan                                   Age 47; Director since 1993; President since 1992
                                                     of Abaco International Corporation, a wholly-owned
                                                     subsidiary of Abaco based in New York City and a
                                                     registered broker-dealer; Vice President of the
                                                     Company and President of Rodman from January to
                                                     April, 1994; consultant to Excalibur Management,
                                                     Ltd., from 1990 to 1992.

David H. Shulman                                     Age 33; Director since April 25, 1995; Executive
                                                     Vice President of the Company since October 1, 1994;
                                                     Managing Director of Rodman's Institutional Fixed
                                                     Income Department since February 14, 1994; First
                                                     Vice President and Sales Manager for Rodman's New
                                                     York Taxable Fixed Income group from 1990 to
                                                     February 14, 1994.

      BOARD AND COMMITTEE MEETINGS, COMMITTEE FUNCTIONS, AND COMPOSITION.

     Following the completion of its fiscal year ended June 24, 1994, the Company adopted a calendar fiscal year. The period from June 25, 1994 through December 31, 1994 shall be referred to herein as the "Transition Period." The Board of Directors held two meetings (exclusive of committee meetings) during the Transition Period. Each of the directors who was a member of the Board during the Transition Period attended at least 75% of the Board meetings that he was eligible to attend during such period. Each director who was a member of a Board committee during the Transition Period attended at least 75% of the meetings of each committee that he was eligible to attend as a member during such period.

     Executive Committee. The Executive Committee of the Board of Directors, which currently consists of Messrs. Charles W. Daggs, III and Eduardo Camarena Legaspi, meets as required. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action of the Board of Directors, except with respect to certain matters that by law must be approved by the entire Board. The Executive Committee did not meet during the Transition Period.

     Audit Committee. The Audit Committee currently consists of Messrs. Thomas
E. Meade and Richard Pigott, each of whom is a director not otherwise employed by Abaco, Parent, the Company or any subsidiary of the Company or otherwise affiliated with the management of the Company or its subsidiaries. Among other matters, the Audit Committee reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent accountants the scope of their audit, their report and their recommendations and recommends the selection of the Company's independent accountants. The Committee met three times during the Transition Period.

     Compensation Committee. The Compensation Committee currently consists of Messrs. Meade and Pigott. The Compensation Committee's primary functions are to review the compensation to be received by the Company's senior executives (defined for these purposes as any Company employee whose annual salary exceeds $150,000), to monitor and modify as it deems necessary the Company's executive compensation programs, to review periodically the Company's broker payout grids, customer commission schedules and incentive based programs and to grant stock options to employees based upon recommendations of management. The Compensation Committee met one time during the Transition Period.

     Nominating Committee. The Nominating Committee, which currently consists of Messrs. David S. Ruder, Eduardo Camarena Legaspi and Jorge Antonio Garcia Garza, makes recommendations to the Board of Directors in regard to persons who might be considered for nomination or appointment to the Board, and with respect to persons who might be selected as executive officers of the Company. The Nominating Committee met twice during the Transition Period. The Nominating Committee will consider nominees recommended by stockholders in compliance with the procedures set forth below under "Stockholder Proposals."

                                   *  *  *  *
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's actions in appointing Coopers & Lybrand L.L.P. as independent auditors for the Company and its subsidiaries for the year ending December 31, 1995 and to perform other accounting services. Although it is not required to do so, the Company is submitting the selection of Coopers & Lybrand L.L.P. to the stockholders for ratification.

     Coopers & Lybrand L.L.P. has acted as independent auditors for the Company and its subsidiaries since October 6, 1994. Deloitte & Touche LLP were the independent auditors for the Company for the fiscal year ended June 24, 1994. Following Abaco's acquisition of a majority interest in the Company, the Board of Directors of the Company determined that it would be cost effective for the Company and Parent to change the Company's fiscal year to coincide with that of Parent and Abaco and to engage one independent certified accountant to audit the financial statements of Parent, Abaco and the Company. Coopers & Lybrand L.L.P. is the independent auditor for Parent and Abaco.

     Deloitte & Touche LLP's report on the Company's financial statements for the fiscal years ended June 24, 1994 and June 25, 1993 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years ended June 24, 1994 and June 25, 1993, and during the interim period from June 24, 1994, through the dismissal of Deloitte & Touche LLP, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     During the two fiscal years ended June 24, 1994 and June 25, 1993, and during the interim period from June 24, 1994, through its dismissal, Deloitte & Touche LLP did not advise the Company:

     (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist;

     (b) that information had come to such firm's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

     (c) of the need to expand significantly the scope of its audit, or that information had come to its attention during such period that, if further investigated, may have:

         (i) materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued for the Transition Period; or

         (ii) caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements;

     (d) that information had come to its attention that it had concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the Transition Period.

     During the two fiscal years ended June 24, 1994 and June 25, 1993, and during the interim period from June 25, 1994, through the dismissal of Deloitte & Touche LLP, neither the Company nor anyone on the Company's behalf consulted Coopers & Lybrand L.L.P. regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     The Company filed with its Current Report on Form 8-K dated October 6, 1994, a letter from Deloitte & Touche LLP prepared in accordance with Item 304
(a) of Regulation S-K of the Securities and Exchange Commission.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, and they will be available to respond to appropriate questions. These representatives will be given the opportunity to make a statement if they so desire.

                                   *  *  *  *

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY THE COMPANY'S STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for the Transition Period and for each of the Company's last three completed fiscal years for the following persons (the "named executive officers"): (i) the Company's chief executive officer during the Transition Period (previously defined as the period from June 25, 1994 through December 31, 1994) and (ii) the Company's four most highly compensated executive officers, other than the chief executive officer, at the end of the Transition Period.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                             Compensation
                                                                                             ------------
                                                        Annual Compensation                     Awards
                                                                                                ------

                                                                                                 Securities        All Other
                                                                             Other Annual        Underlying      Compensation
Name and Principal Position     Period       Salary ($)  Bonus ($)(1)     Compensation ($)(2)    Options (#)        ($)(3)
- ---------------------------     ------       ---------   ------------     -------------------    -----------     ------------
Charles W. Daggs III (4)     Transition
President and Chief            Period        150,000          -0-                 -0-                -0-                -0-
Executive Officer
                                1994          68,269        500,000               -0-              100,000           10,000

Paul C. Blackman(5)          Transition
Executive Vice President
                               Period         60,417        150,000             316,689              -0-                -0-

                                1994         103,972         75,000             509,819              -0-                924

Scott H. Lang(6)             Transition
Executive Vice President       Period         75,000        222,218               6,388              -0-                695

                                1994         150,000        437,257               9,191              -0-                873

                                1993         150,000         -0-                  3,089              8,500            8,441

                                1992         150,000        225,160               1,922              -0-

David H. Shulman (7)         Transition
Executive Vice President       Period        650,000          -0-                26,182              -0-                -0-

                                1994         299,363          -0-             1,031,263              5,000              873

Frederick G. Uhlmann         Transition
Executive Vice President       Period         40,417        100,000              74,539              -0-                -0-

                                1994         153,333        100,000             153,893              -0-                873

                                1993         100,000         25,000             163,408              2,250            3,841

                                1992         100,000         25,000             105,708               -0-

- -------------------

(1) Except where otherwise noted in the footnotes, bonuses were based on profitability of the specific department or area, or multiple departments or areas, over which the executive had direct responsibility.

(2) These amounts primarily consist of commissions earned from securities and commodities transactions, and include amounts voluntarily deferred under the Company's Deferred Compensation Plan.

(3) Amounts included under "All Other Compensation" consist of (i) Company matching funds under the Company's Retirement and Savings Plan and (ii) in the case of Mr. Daggs, $10,000 in relocation expenses in fiscal 1994. In accordance with the transitional provisions of the rules on executive officer compensation adopted by the SEC, "All Other Compensation" information is excluded for the Company's 1992 fiscal year.

(4) Mr. Daggs joined the Company as President and Chief Executive Officer on April 11, 1994. The amount in the bonus column reflects a one-time signing bonus that he received on May 13, 1994.

(5)  Mr. Blackman became an executive officer of the Company on April 18, 1994.

(6)  Mr. Lang resigned as an officer of the Company on January 23, 1995.

(7) Mr. Shulman became an executive officer of the Company on February 14, 1994.

     None of the named executive officers received a grant of options during the Transition Period. The following table provides information as to the number and value of the options held by each named executive officer at December 31, 1994. The Company has not granted stock appreciation rights.

               AGGREGATED OPTION EXERCISES IN TRANSITION PERIOD

                           AND FY-END OPTION VALUES


                                                                                                Value of
                                                                         Number of             Unexercised
                                                                         Securities            In-the-Money
                                                                         Underlying             Options at
                                                                         Unexercised           FY-End ($)(1)
                                                                           Options
                                                                        at FY-End (#)
                              Shares Acquired                            Exercisable/           Exercisable/
Name                          on Exercise (#)     Value Realized ($)    Unexercisable ($)       Unexercisable
- ----                          ---------------     ------------------   -----------------      -----------------
Charles W. Daggs III                -                   -                 -/100,000                 -/-
Paul C. Blackman                    -                   -                4,650/8,225                -/-
Scott H. Lang                       -                   -                    -/-                    -/-
David H. Shulman                    -                   -                5,400/5,000                -/-
Frederick G. Uhlmann                -                   -                2,900/2,350                -/-


(1) All options listed in the table were out of the money at December 31, 1994, based on a closing stock price of $3.875 per share on such date.

REMUNERATION OF DIRECTORS

     Directors who are not otherwise employed by Parent, Abaco, the Company or a subsidiary of the Company are entitled to receive:

     *   $2,500 for each meeting of the Board of Directors attended in person;

     *   $500 for each meeting of the Board of Directors attended by telephone;

     * $2,500 for each meeting of a committee of the Board of Directors attended in person (unless such meeting is on the same day as a meeting of the Board of Directors); and

     * $500 for each meeting of a committee of the Board of Directors attended by telephone;

provided that such directors receive a minimum remuneration of $25,000 per fiscal year. Directors who are otherwise employed by Parent, Abaco, the Company or a subsidiary of the Company are not entitled to any additional compensation for serving as directors.

EMPLOYMENT AGREEMENTS

     Mr. Daggs' employment agreement is discussed in the Compensation Committee Report on Executive Compensation, below.

     On February 14, 1994, Rodman entered into an employment agreement with David H. Shulman, previously a First Vice President of Rodman, pursuant to which Mr. Shulman assumed the position of Managing Director of the Fixed Income Group of Rodman. Under the agreement, Mr. Shulman receives fixed compensation of $1,300,000 per year, plus additional compensation equal to 15% of the net pretax profits of the Fixed Income Group. The agreement is for a term of three years commencing February 14, 1994, although Rodman may terminate it for cause or upon Mr. Shulman's death or disability. In the event that Rodman terminates Mr. Shulman without cause, Mr. Shulman will be entitled to receive the fixed compensation plus all other employee benefits for the remainder of the term of the agreement.



                     STOCKHOLDER RETURN PERFORMANCE GRAPH



              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

           Rodman & Renshaw Capital Group, S&P 500 and Value Line's
                         Securities & Brokerage Index
                    (Performance Results Through 12/31/94)




                                  12/89    6/90     12/90   6/91     12/91    6/92     12/92     6/93      12/93     6/94      12/94
                                  -----    ----     -----   ----     -----    ----     -----     ----      -----     ----      -----
Rodman & Renshaw Capital Group   $100.00  $122.22   $64.44  $ 68.89  $ 75.56  $ 80.00  $ 95.56  $100.00    $128.89  $ 91.25  $ 68.99
S&P 500                          $100.00  $103.08   $96.83  $110.70  $126.41  $125.45  $136.25  $142.94    $150.00  $144.92  $151.97
Securities & Brokerage           $100.00  $105.38   $91.20  $142.37  $203.43  $181.12  $208.83  $260.69    $281.75  $242.13  $242.19


Assumes $100 invested at the close of trading 12/89 in Rodman & Renshaw Capital Group common stock, S&P 500, and Value Line's Securities & Brokerage Index.

*Cumulative total return assumes reinvestment of dividends.

                                                       Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

     The issuers included in the Securities & Brokerage Index are: The Advest Group, Alex. Brown & Sons, Bear Stearns, A.G. Edwards, Inter-Regional Financial Group, Legg Mason, Merrill Lynch & Co., Morgan Stanley Group, Paine Webber Group, The Quick & Reilly Group, Raymond James Financial, Salomon Inc. and Charles Schwab.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPOSITION OF COMMITTEE

     The Compensation Committee is composed solely of directors of the Company who (i) qualify as independent directors under New York Stock Exchange rules and (ii) are not and have not been connected with the Company, Parent or any of their respective affiliates as an officer, employee, trustee, partner or director (other than of the Company).

EXECUTIVE COMPENSATION OVERVIEW

     On December 22, 1993, Abaco acquired a majority of the Company's outstanding shares through a tender offer (the "Change of Control"). Since the Change of Control, the Company has substantially changed its senior management team, as a result of which all but two of the Company's current executive officers have become such since the Change of Control. Each executive officer separately negotiated the terms of his employment with the Company prior to accepting such employment. In some cases, the Company is bound contractually to the terms of compensation for a period of two or more years.

     Compensation of each executive officer is based upon one or some combination of the following components: salary, guaranteed bonus, performance-based bonus, commissions and stock options. The amount of each component and the percentage of total compensation that it constitutes varies with each executive officer because, as stated above, they were the product of individual negotiations. Factors influencing the negotiations included the position to be filled by the executive officer, his previous experience and the amount and components of compensation earned by persons in such position at comparable companies within the industry. (Comparisons with other companies were informal, and the companies compared were not necessarily those included in the Company's stock performance graph on page __.) Generally, a portion of the compensation of executive officers hired to head potentially profit-making operations within the Company is linked to some objective measure of earnings from those operations. Initial compensation for persons responsible for administrative functions has been weighted heavily toward salary.

     The Compensation Committee has reviewed the terms of employment for all senior executives hired since the committee was appointed on April 11, 1995. (The full Board of Directors has approved the terms in several instances, but it has not modified or rejected any action or recommendation of the Compensation Committee.) The goal of the Compensation Committee has been to attract highly skilled individuals to the Company. Because the Company was undergoing significant change at the time that it hired most of the current executive officers, the Compensation Committee determined that in some cases the Company would need to offer guaranteed compensation in order to appeal to executives with the talent and experience that the Company was seeking.

     In the past, the Company has awarded performance-based bonuses even to senior executives without a specific contractual right to such bonuses. The Company awarded no such bonuses for the Transition Period, however, because of the losses that the Company incurred during such period.

     A substantial portion of the compensation of each executive officer who was a registered representative or revenue producer during the Transition Period was a percentage of brokerage commissions generated by such executive officer. The percentage was determined by a grid, based on the investment products sold and the total sales volume of the executive officer during the Transition Period. In certain cases, the grid payout was temporarily enhanced as a hiring inducement.

CHIEF EXECUTIVE OFFICER

     During the Transition Period, the compensation of Charles W. Daggs, III, President and Chief Executive Officer of the Company, was based entirely upon the terms of the employment agreement that he negotiated with the Company as a condition to his commencement of employment. He began his employment on April 11, 1994. Under the terms of his agreement, Mr. Daggs is entitled to receive a base salary of $300,000 per year. His base salary during the Transition Period totaled $150,000. He received no other compensation during the Transition Period.

     Under the terms of his agreement, Mr. Daggs will be eligible to receive performance based compensation for each of the two twelve-month periods commencing July 1, 1994 and July 1, 1995 based on the Company's income before taxes ("IBT") for such periods. (At the time the Company and Mr. Daggs entered into his agreement, these periods coincided with the Company's fiscal years. The Company has since changed its fiscal year to a calendar year, as discussed above.) The performance goal and the performance-based compensation that Mr. Daggs would receive are as follows:

IBT                                                                      PERFORMANCE-BASED COMPENSATION
(Without Giving Effect to
Performance-Based Compensation)

$0 - $5,000,000                                                          5% of IBT

$5,000,000.01 - $10,000,000                                              $250,000 plus 7.5% of IBT exceeding
                                                                         $5,000,000

$10,000,000.01 - $15,000,000                                             $625,000 plus 10% of IBT exceeding
                                                                         $10,000,000

More than $15,000,000                                                    $1,125,000 plus percentage of IBT
                                                                         exceeding $15,000,000 to be
                                                                         determined by the Board of Directors
                                                                         of the Company but not to exceed 5%

Notwithstanding the foregoing, the performance-based compensation for each of the two twelve month periods will be no less than $600,000. Mr. Daggs will receive no portion of the performance-based compensation for a period unless he is employed by the Company at the end of the period. His performance goal was approved by the Company's stockholders at its annual meeting held on June 1, 1994.

     Pursuant to the terms of his agreement, the Company also granted to Mr. Daggs options to purchase 100,000 shares of Common Stock at a price of $6.50 per share, the fair market value of the Common Stock on his first day of employment. 50% of such options will become exercisable on June 30, 1996, and the remaining 50% will become exercisable on June 30, 1997, in each case provided that Mr. Daggs is employed by the Company on such dates. The purpose of the grant was to link a portion of Mr. Daggs' compensation to the performance of the Company's stock.

     Mr. Daggs' employment agreement will be in effect through June 30, 1996, subject to extension by mutual agreement and subject to earlier termination by the Company for cause or upon Mr. Daggs' death or disability.

POLICY WITH REGARD TO DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) and the proposed regulations thereunder generally limit to $1 million a public corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers. Under the proposed regulations, however, qualified performance-based compensation is not subject to the $1 million limitation if it meets certain requirements and if the terms of the performance goal are approved by the stockholders of the corporation. The Company obtained stockholder approval at the last annual meeting of Mr. Daggs' performance-based compensation and of the Company's two current stock option plans. It evaluates the advisability of obtaining stockholder approval of other performance-based compensation on a case-by-case basis.

                                COMPENSATION COMMITTEE

                                Thomas E. Meade
                                Richard Pigott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Transition Period, the sole members of the Company Compensation Committee were Thomas E. Meade and Richard Pigott. Neither is or has been an officer or employee of the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 22, 1994, the Company borrowed $10,000,000 from Confia, S.A. The loan was renewed on December 19, 1994 for a six-month term. The principal amount bears interest at a rate of 13.5% per year. The Company paid a commitment fee of $50,000 to Confia, S.A. for the loan, which is Confia, S.A.'s standard fee for loans in such amount.

     In addition, effective June 24, 1994, the Company issued to Abaco for $15,000,000 150 shares of nonvoting preferred stock convertible into the Company's common stock at a rate of $7.25 of the preferred stock purchase price per share of common stock. The preferred stock was automatically converted into 2,068,965 shares of common stock on January 31, 1995 without any further payment or other action by Abaco. Abaco waived its right to a dividend on the preferred stock payable on December 31, 1994.

     Abaco International Corporation, a wholly-owned subsidiary of Parent based in New York ("AIC"), subleases from the Company a portion of the New York office space leased by the Company. Under the sublease, AIC pays annual rent to the Company of $295,487, which amount is a percentage of the total rent that the Company pays under its lease equal to the percentage of the Company's total space occupied by AIC. Under the sublease, AIC also pays operating expenses and other payments charged to the Company by the landlord under the Company's lease. The sublease expires on May 31, 1998.

     As part of a broker retention package adopted by Rodman in February, 1994, certain brokers were entitled to receive forgivable loans from Rodman if they achieved specified levels of sales in the subsequent twelve-month period. Under this package, Paul C. Blackman, a Director and Executive Vice President of the Company, received a forgivable loan from the Rodman on March 1, 1995 in the amount of $79,931. Under the terms of the note, half of the principal amount owed will be forgiven if Mr. Blackman remains in the employ of Rodman on the first anniversary of the loan, and the remainder of the principal as well as all accrued interest will be forgiven if Mr. Blackman remains in the employ of Rodman on the second anniversary of the loan. Unpaid principal amounts under the note bear interest at a rate of 4% per annum.

     David S. Ruder, a Director of the Company, is Senior Counsel to Baker & McKenzie. Baker & McKenzie performs legal services for the Company, Abaco and Parent.

     On March 28, 1995, Rodman acquired certain of the assets and hired substantially all of the employees of the institutional sales, equity research and investment banking departments of Mabon Securities Corp.("Mabon"). Peter Boneparth was at the time Head of Investment Banking of Mabon. Mr. Boneparth is now a Director and Executive Vice President of the Company. Rodman will pay to Mr. Boneparth by February 14, 1996, an investment banking fee of $650,000 in connection with the Mabon transaction. In addition, Rodman entered into a three-year employment agreement with Mr. Boneparth effective March 28, 1995, pursuant to which Mr. Boneparth became head of Rodman's investment banking group. Under the terms of the agreement, Mr. Boneparth receives a guaranteed base salary of $200,000 per year. In addition, he will receive for each full or partial fiscal year during the term of the agreement (other than fiscal year
1995) a guaranteed bonus equal to the greater of (i) $650,000 or (ii) 20% of the total pre-tax profit (as defined in the agreement) of Rodman's investment banking group and 25% of all revenues generated by him and allocated to the investment banking group. Each bonus to which Mr. Boneparth may be entitled for a partial fiscal year shall be pro rated.

     As a matter of policy, the Company does not intend to make any loans to directors or executive officers of the Company other than in margin transactions conducted in the ordinary course of the business. Certain directors and executive officers of the Company may maintain margin accounts with Rodman pursuant to which Rodman may make loans for the purchase of securities. All margin loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

STOCK OWNERSHIP AND TRADING REPORTS

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company must also be furnished with a copy of these reports. Based on Company records, Kurt B. Karmin, former chairman of the Company, filed two late reports during the Company's fiscal year ended June 24, 1994 with respect to two transactions, and Edwin J. McGuinn, Jr., an executive officer of the Company hired on March 28, 1995, filed one late Form 3 Initial Statement of Beneficial Ownership of Securities.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its annual meeting in 1996 must do so no later than January 6, 1996.

     The By-Laws of the Company require that a stockholder intending to nominate any person for election as a director of the Company must deliver written notice thereof to the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice must set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge any nomination not made in compliance with the foregoing procedure.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company has no knowledge of any business other than the matters described above that will be presented at the Annual Meeting on June 7, 1995. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

     The Transition Report to Stockholders for the Period Ended December 31, 1994 is being mailed to the stockholders contemporaneously with this Proxy Statement is a part of the proxy solicitation material.

                                  By order of the Board of Directors

                                  [SIG]

                                  James D. Van De Graaff
                                  Secretary

Rodman & Renshaw Capital Group, Inc.
120 South LaSalle Street
Chicago, Illinois 60603

May 5, 1995

- --------------------------------------------------------------------------------

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                      RODMAN & RENSHAW CAPITAL GROUP, INC.

                                  JUNE 7, 1995

                      THIS PROXY IS SOLICITED ON BEHALF OF
          THE RODMAN & RENSHAW CAPITAL GROUP, INC. BOARD OF DIRECTORS

         The undersigned hereby appoints James D. Van De Graaff and John T.
     Hague, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Rodman & Renshaw Capital Group, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Rodman & Renshaw Capital Group,
     Inc., Chicago, Illinois, on Wednesday, June 7, 1995 at 9:00 A.M., or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

        ITEM 1 -- Election of Directors.     / / FOR ALL NOMINEES     / / WITHHELD FOR ALL
                                               (except as marked to the contrary below)

        Alexander C. Anderson, Paul C. Blackman, Peter Boneparth,
        Eduardo Camarena Legaspi, Charles W. Daggs, III, Jorge Antonio
        Garcia Garza, Francis L. Kirby, Jorge Lankenau Rocha, Thomas E.
        Meade, Richard Pigott, Keith F. Pinsoneault, Federico Richardson
        Lamas, David S. Ruder, Joseph P. Shanahan, David H. Shulman

        WITHHELD FOR: (Write nominee's name on line below.)

        ----------------------------------------------------------------

         ITEM 2 -- Ratification of Auditors.
             / / FOR            / / AGAINST            / / ABSTAIN

                 (Continued and to be signed on the other side)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON
     ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
     RECOMMENDATION, PLEASE SIGN BELOW; NO BOXES NEED TO BE CHECKED. IF NO
     SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL DIRECTOR
     NOMINEES AND OF ITEM 2.

                                             Date
                                                 --------------------------


                                             ------------------------------
                                                      Signature(s)

                                             ------------------------------

                                             NOTE: Please sign as name
                                             appears hereon. Joint owners
                                             should each sign. When signing
                                             as attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full
                                             title as such.
- --------------------------------------------------------------------------------
